SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2014
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References in this Report to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN North America Corp., a Delaware corporation ("GFNNA"); GFN Manufacturing Corporation, a Delaware corporation ("GFNMC"), and its subsidiary Southern Frac, LLC, a Texas limited liability company; Royal Wolf Holdings Limited, an Australian corporation publicly traded on the Australian Securities Exchange ("RWH"); and its Australian and New Zealand subsidiaries (collectively, "Royal Wolf"); Pac-Van, Inc., an Indiana corporation, and its Canadian subsidiary, PV Acquisition Corp., an Alberta corporation, doing business as "Container King" (collectively, "Pac-Van"); and Lone Star Tank Rental Inc., a Delaware corporation ("Lone Star").

TABLE OF CONTENTS
		Page

Item 1.01	Entry Into a Material Definitive Agreement	1

Item 1.02	Termination of a Material Definitive Agreement	1

Item 9.01	Financial Statements and Exhibits	1

Exhibit 10.1
ANZ Multicurrency Facility Agreement dated May 8, 2014 among Royal Wolf Trading Australia Pty Limited ("Royal Wolf Australia"), Royalwolf Trading New Zealand Limited ("Royal Wolf New Zealand"), Australia and New Zealand Banking Group Limited ("ANZ") and ANZ Bank New Zealand Limited ("ANZ New Zealand")

Exhibit 10.2	CBA Multicurrency Facility Agreement dated May 8, 2014 among Royal Wolf Australia, Royal Wolf New Zealand and Commonwealth Bank of Australia ("CBA")

Exhibit 10.3	Deed Poll dated May 7, 2014 entered into among ANZ, ANZ New Zealand, CBA, Royal Wolf Australia and Royal Wolf New Zealand

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Item 1.01  Entry Into a Material Definitive Agreement

On May 8, 2014 (in Australia) Royal Wolf Trading Australia Pty Limited (“Royal Wolf Australia”), Royalwolf Trading New Zealand Limited ("Royal Wolf New Zealand"), Australia and New Zealand Banking Group Limited (“ANZ”) and ANZ Bank New Zealand Limited ("ANZ New Zealand") entered into that certain ANZ Multicurrency Facility Agreement.  The ANZ Multicurrency Facility Agreement, as modified by the Deed Poll, contains the following principal terms:

●	A$75 million may be borrowed with a maturity date of July 31, 2017;
●	A$30 million may be borrowed with a maturity date of July 31, 2019;
●	Leverage and Interest Cover covenants the calculation of which changes from a Gross Debt/Interest basis to a Net Debt/Interest basis;
●	a Leverage covenant increasing from 2.75x to 3.00x; and
●	pricing on the new three year tranche is 0.45% p.a. lower than Royal Wolf’s prior credit facility.

On May 8, 2014 (in Australia) Royal Wolf Australia, Royal Wolf New Zealand and Commonwealth Bank of Australia (“CBA”) entered into that certain CBA Multicurrency Facility Agreement.  The CBA Multicurrency Facility Agreement, as modified by the Deed Poll, contains the following principal terms:

●	A$50 million may be borrowed under the ANZ Multicurrency Facility with a maturity date of July 31, 2017;
●	A$20 million may be borrowed with a maturity date of July 31, 2019;
●	Leverage and Interest Cover covenants the calculation of which changes from a Gross Debt/Interest basis to a Net Debt/Interest basis;
●	a Leverage covenant increasing from 2.75x to 3.00x; and
●	pricing on the new three year tranche is 0.45% p.a. lower than Royal Wolf’s prior credit facility.

On May 7, 2014 ANZ, ANZ New Zealand, CBA, Royal Wolf Australia and Royal Wolf New Zealand entered into that certain Common Terms Deed Poll (the “Deed Poll”).  The Deed Poll contains terms and conditions which apply to the ANZ Multicurrency Facility Agreement and the CBA Multicurrency Facility Agreement.

Copies of the ANZ Multicurrency Facility Agreement, the CBA Multicurrency Facility Agreement and the Deed Poll are attached as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

The foregoing descriptions of the ANZ Multicurrency Facility Agreement, the CBA Multicurrency Facility Agreement and the Deed Poll are qualified in their entirety by the ANZ Multicurrency Facility Agreement, the CBA Multicurrency Facility Agreement and the Deed Poll, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and are incorporated by reference herein.

Item 1.02  Termination of a Material Definitive Agreement

On May 8, 2014 Royal Wolf repaid in full its senior secured credit facility with ANZ in connection with entering into the ANZ Multicurrency Facility Agreement and the CBA Multicurrency Facility Agreement.

Item 9.01   Financial Statements and Exhibits

Exhibit	Exhibit Description

10.1	ANZ Multicurrency Facility Agreement dated May 8, 2014 among Royal Wolf Australia, Royal Wolf New Zealand, ANZ and ANZ New Zealand
10.2	CBA Multicurrency Facility Agreement dated May 8, 2014 among Royal Wolf Australia, Royal Wolf New Zealand and CBA
10.3	Deed Poll dated May 7, 2014 entered into among ANZ, ANZ New Zealand, CBA, Royal Wolf Australia and Royal Wolf New Zealand

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: May 12, 2014	By:	/s/ CHRISTOPHER A. WILSON
Christopher Wilson
General Counsel, Vice President and Secretary

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